UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2015

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On October 28, 2015, Dorman Products, Inc. (the “Company”) issued a press release announcing its operating results for the third quarter ended September 26, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On October 28, 2015, the Company announced that its Board of Directors has authorized an expansion to and extension of the Company’s existing share repurchase program. Under this expansion, the Board of Directors has authorized an increase to the share repurchase program from $100 million to $150 million. During the third quarter ended September 26, 2015, Dorman repurchased 89,100 shares of its common stock for $4.4 million, at an average price of $49.55 per share. During the first nine months of 2015, the Company has repurchased 122,000 shares of its common stock for $5.9 million, at an average price of $48.77 per share. In connection with the expansion, the Board of Directors has extended the expiration date of the share repurchase program from December 31, 2015 to December 31, 2016.

The Company’s repurchase of shares will take place in open market transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the purchase using its available cash and cash equivalents. The Board may modify, suspend, extend or terminate the repurchase program at any time.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future circumstances over many of which the Company has little or no control. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “expect,” and similar expressions. The Company cautions readers that forward-looking statements, including, without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: (i) competition in the automotive aftermarket; (ii) unfavorable economic conditions; (iii) the loss or decrease in sales among one of our top customers; (iv) customer consolidation in the automotive aftermarket leading to less favorable customer contract terms; (v) the cancellation or rescheduling of orders; (vi) foreign currency fluctuations and our dependence on foreign suppliers; (vii) extended credit to customers who may be unable to pay; (viii) the loss of a key vendor; (ix) limited customer shelf space; (x) reliance on new product development; (xi) patent filings made by original equipment manufacturers continuing to increase; (xii) quality problems with product after their production and sale to customers; (xiii) loss of third party transportation providers on whom we depend; (xiv) improperly executed, or unrealized cost savings from, our on-going information technology initiatives; (xv)

unfavorable results of legal proceedings; (xvi) dependence on senior management and control by officers, directors, and family members; (xvii) operations may be subject to quarter fluctuations and disruptions from events beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this report, reference is made to the information in Part I, “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, regardless of future developments or availability of new information.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: October 28, 2015	By:	/s/ Matthew Kohnke
Name: Matthew Kohnke
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 28, 2015